                               Exhibit (b)(10)(i)





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



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 21, 1997 with respect to the financial statements of First North American Life Assurance Company and February 14, 1997 with respect to the financial statements of FNAL Variable Account, in Post Effective Amendment No. 6 to this Registration Statement (Form N-4 File
No. 33-46217) in the Statement of Additional Information of FNAL Variable Account of First North American Life Insurance Company.



                                                     Ernst & Young LLP


Boston, Massachusetts
February 27, 1997


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